Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Second Quarter 2007 Results
Stamford, CT — August 2, 2007 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $145.5 million, or $2.02 per diluted share, for the quarter ended June 30, 2007, compared to $207.6 million, or $2.87 per diluted share, for the quarter ended June 30, 2006. Operating income after-tax (1) was $66.8 million, or $0.93 per diluted share, for the second quarter of 2007, compared to $88.2 million, or $1.22 per diluted share, for the second quarter of 2006; results for the second quarter of 2006 include a one-time tax benefit of $16.5 million, or $0.23 per diluted share. Included in second quarter 2007 net income available to common shareholders were after-tax net realized capital gains of $78.7 million, or $1.09 per diluted share, compared to after-tax net realized capital gains of $119.6 million, or $1.65 per diluted share, for the second quarter of 2006, which included capital gains of an equity investee that were included in net investment income for that quarter. For the six months ended June 30, 2007, net income available to common shareholders was $232.1 million, or $3.22 per diluted share, compared to $358.0 million, or $4.95 per diluted share, for the comparable period of 2006.
Book value per common share (2) was $30.27 at June 30, 2007, an increase of $2.35 per share, or 8.4%, compared to $27.92 at December 31, 2006. Total shareholders’ equity was $2.28 billion at June 30, 2007, an increase of $200.5 million compared to total shareholders’ equity of $2.08 billion at December 31, 2006.
Highlights for the second quarter of 2007 are summarized as follows:
•	Net income available to common shareholders of $145.5 million ($2.02 per diluted share) for the second quarter, and $232.1 million ($3.22 per diluted share) for the first half of the year;

•	Operating earnings of $66.8 million ($0.93 per diluted share) for the second quarter, and $122.1 million ($1.70 per diluted share) for the first half of the year;

•	Annualized return on common shareholders’ equity of 27.4% for the second quarter, and 22.2% for the first half of the year;

•	Annualized operating return on common shareholders’ equity of 12.6% for the second quarter, and 11.7% for the first half of the year;

•	Book value per common share of $30.27, an increase of 4.9%, or $1.41 per share, from March 31, 2007, and an 8.4% increase, or $2.35 per share, from year end 2006;

•	Combined ratio of 93.9% for the second quarter, and 95.1% for the first half of the year.
Gross premiums written for the quarter ended June 30, 2007 were $553.3 million, a decrease of 5.3% compared to $584.1 million for the quarter ended June 30, 2006. The change was attributable to a 12.4% decrease in the Company’s worldwide reinsurance business, reflecting increased competitive market conditions, which was partially offset by a 14.4% increase in the Company’s insurance business, primarily related to new business opportunities within U.S. specialty insurance. Net premiums written for the second quarter of 2007 were $505.1 million, a decrease of 7.0% compared to second quarter 2006 net premiums written of $542.8 million.
The combined ratio for the second quarter of 2007 was 93.9%, compared to 95.3% for the second quarter of 2006. Results for the three months ended June 30, 2007 reflect net catastrophe losses, including net catastrophe losses from prior periods, of $13.0 million, after tax, or $0.18 per diluted share, compared to $19.8 million, or $0.27 per diluted share, for the second quarter of 2006. For the six months ended June 30, 2007 and 2006, the combined ratio was 95.1% and 93.6%, respectively.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT 06902 — Phone: (203) 977-8000 — Fax: (203) 965-7990

Net investment income, which for 2006 excludes realized capital gains of an equity investee included in net investment income, amounted to $84.5 million for the second quarter of 2007, compared to $92.3 million for the second quarter of 2006. Net pre-tax realized capital gains were $121.1 million for the second quarter of 2007, compared to $184.1 million for the second quarter of 2006. Included in net pre-tax realized capital gains for the second quarter of 2007 is $119.2 million related to the sale of the Company’s 13.2% ownership of Hub International Limited. The second quarter of 2006 includes realized capital gains of an equity investee included in net investment income of $103.3 million. For the three months ended June 30, 2007, net cash flow from operations was $28.6 million, an increase of 6.3% from $26.9 million for the three months ended June 30, 2006.
At June 30, 2007, total investments and cash were $7.3 billion, an increase of $220.1 million, or 3.1%, over December 31, 2006. Net unrealized losses, after tax, were $37.4 million at June 30, 2007, compared to net unrealized gains, after tax, of $23.4 million at December 31, 2006. In the second quarter of 2007, OdysseyRe paid a cash dividend of $0.0625 per common share on June 29, 2007 to common shareholders of record as of June 15, 2007.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

	Three months ended (unaudited)
	June 30, 2007		June 30, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$145.5	$2.02	$207.6	$2.87
Less: Net realized capital gains, after tax	(78.7)	(1.09)	(52.5)	(0.73)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	—	—	(67.1)	(0.92)
Add: Loss on early extinguishment of debt, after tax	—	—	0.2	—

Operating income, after tax	$66.8	$0.93	$88.2	$1.22

	Six months ended (unaudited)
	June 30, 2007		June 30, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$232.1	$3.22	$358.0	$4.95
Less: Net realized capital gains, after tax	(110.0)	(1.52)	(103.6)	(1.43)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	—	—	(108.6)	(1.50)
Add: Loss on early extinguishment of debt, after tax	—	—	0.2	—

Operating income, after tax	$122.1	$1.70	$146.0	$2.02

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each period to derive book value per common share as reflected in the following table (in millions, except share amounts).

	June 30,	December 31,
	2007	2006
Total shareholders’ equity	$2,284.1	$2,083.6
Less: equity related to preferred stock	97.5	97.5

Total common shareholders’ equity	$2,186.6	$1,986.1

Common shares outstanding	72,229,135	71,140,948

Book value per common share	$30.27	$27.92

# # #
A conference call to discuss second quarter results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, August 3, 2007.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (800) 289-0518 (domestic) or (913) 981-5532 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, August 3, 2007 until 11:59 p.m. Eastern Daylight Saving Time on Sunday, August 12, 2007. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 2010436.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $4,356,884 and $3,547,656, respectively)	$4,185,651	$3,501,580
Fixed income securities, held as trading securities, at fair value	238,953	—
Redeemable preferred stock, at fair value (cost $1,104)	1,085	—
Equity securities:
Common stocks, at fair value (cost $710,155 and $576,212, respectively)	800,287	636,749
Common stocks, at equity	153,837	245,416
Short-term investments, at fair value	209,848	119,403
Cash and cash equivalents	1,200,419	2,061,796
Cash collateral	327,485	365,033
Other invested assets	168,654	136,111

Total investments and cash	7,286,219	7,066,088
Accrued investment income	70,890	50,930
Premiums receivable	501,195	475,453
Reinsurance recoverable on paid losses	64,776	59,768
Reinsurance recoverable on unpaid losses	687,784	739,019
Prepaid reinsurance premiums	58,948	50,486
Funds held by reinsureds	149,927	154,573
Deferred acquisition costs	150,532	149,886
Federal and foreign income taxes	86,313	116,920
Other assets	78,562	90,589

Total assets	$9,135,146	$8,953,712

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,147,561	$5,142,159
Unearned premiums	728,142	741,328
Reinsurance balances payable	134,960	102,711
Funds held under reinsurance contracts	78,456	96,854
Debt obligations	489,092	512,504
Obligation to return borrowed securities	116,306	119,798
Other liabilities	156,560	154,779

Total liabilities	6,851,077	6,870,133

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 72,321,715 and 71,218,616 shares issued, respectively	723	712
Additional paid-in capital	1,049,957	1,029,349
Treasury shares, at cost (92,580 and 77,668 shares, respectively)	(3,704)	(2,528)
Accumulated other comprehensive (loss) income, net of deferred income taxes	(33,259)	25,329
Retained earnings	1,270,312	1,030,677

Total shareholders’ equity	2,284,069	2,083,579

Total liabilities and shareholders’ equity	$9,135,146	$8,953,712

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006

REVENUES
Gross premiums written	$1,121,510	$1,176,870	$553,296	$584,059
Ceded premiums written	90,240	98,051	48,246	41,240

Net premiums written	1,031,270	1,078,819	505,050	542,819
Decrease in unearned premiums	22,383	59,242	9,696	41,790

Net premiums earned	1,053,653	1,138,061	514,746	584,609
Net investment income	166,003	319,953	84,527	195,561
Net realized investment gains	169,163	159,434	121,066	80,789

Total revenues	1,388,819	1,617,448	720,339	860,959

EXPENSES
Losses and loss adjustment expenses	703,393	746,345	335,879	395,983
Acquisition costs	214,848	246,808	107,026	124,429
Other underwriting expenses	83,827	72,016	40,253	36,830
Other expense, net	8,157	9,935	2,676	2,741
Interest expense	18,876	18,508	9,375	9,691
Loss on early extinguishment of debt	—	2,403	—	2,403

Total expenses	1,029,101	1,096,015	495,209	572,077

Income before income taxes	359,718	521,433	225,130	288,882

Federal and foreign income tax provision (benefit):
Current	110,664	151,914	87,002	78,770
Deferred	12,770	7,482	(9,508)	486

Total federal and foreign income tax provision	123,434	159,396	77,494	79,256

Net income	236,284	362,037	147,636	209,626
Preferred dividends	(4,184)	(4,054)	(2,092)	(2,057)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$232,100	$357,983	$145,544	$207,569

BASIC
Weighted average common shares outstanding	70,806,701	68,473,794	71,147,476	68,478,035

Basic earnings per common share	$3.28	$5.23	$2.05	$3.03

DILUTED
Weighted average common shares outstanding	72,102,503	72,481,547	72,054,996	72,435,220

Diluted earnings per common share	$3.22	$4.95	$2.02	$2.87

DIVIDENDS
Dividends declared per common share	$0.13	$0.06	$0.06	$0.03

COMPREHENSIVE INCOME
Net income	$236,284	$362,037	$147,636	$209,626
Other comprehensive loss, net of tax	(42,092)	(145,524)	(34,184)	(115,384)

Comprehensive income	$194,192	$216,513	$113,452	$94,242

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Six Months Ended			Three Months Ended
	June 30,		%	June 30,		%
	2007	2006	Change	2007	2006	Change

GROSS PREMIUMS WRITTEN
Americas	$418,088	$466,411	(10.4)%	$200,412	$233,899	(14.3)%
EuroAsia	288,768	287,653	0.4	145,344	151,916	(4.3)
London Market	161,614	177,234	(8.8)	81,324	92,458	(12.0)
U.S. Insurance	253,040	245,572	3.0	126,216	105,786	19.3

Total	$1,121,510	$1,176,870	(4.7)%	$553,296	$584,059	(5.3)%

NET PREMIUMS WRITTEN
Americas	$408,646	$448,724	(8.9)%	$196,982	$226,408	(13.0)%
EuroAsia	277,049	282,730	(2.0)	142,277	154,124	(7.7)
London Market	141,937	160,059	(11.3)	71,036	84,500	(15.9)
U.S. Insurance	203,638	187,306	8.7	94,755	77,787	21.8

Total	$1,031,270	$1,078,819	(4.4)%	$505,050	$542,819	(7.0)%

NET PREMIUMS EARNED
Americas	$418,824	$504,717	(17.0)%	$198,067	$262,867	(24.7)%
EuroAsia	274,609	275,203	(0.2)	137,492	146,631	(6.2)
London Market	156,171	170,881	(8.6)	74,988	87,705	(14.5)
U.S. Insurance	204,049	187,260	9.0	104,199	87,406	19.2

Total	$1,053,653	$1,138,061	(7.4)%	$514,746	$584,609	(12.0)%

	Six Months Ended		Percentage	Three Months Ended		Percentage
	June 30,		Point	June 30,		Point
	2007	2006	Change	2007	2006	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	68.6%	73.0%	(4.4)	70.3%	75.0%	(4.7)
EuroAsia	70.5	59.1	11.4	67.4	60.0	7.4
London Market	58.4	63.7	(5.3)	52.5	65.9	(13.4)
U.S. Insurance	64.3	56.8	7.5	62.1	60.8	1.3

Total	66.8%	65.6%	1.2	65.3%	67.7%	(2.4)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	30.7%	31.9%	(1.2)	31.2%	30.7%	0.5
EuroAsia	27.5	25.5	2.0	27.9	25.1	2.8
London Market	26.2	25.1	1.1	25.9	26.1	(0.2)
U.S. Insurance	26.2	24.1	2.1	26.6	23.7	2.9

Total	28.3%	28.0%	0.3	28.6%	27.6%	1.0

COMBINED RATIO
Americas	99.3%	104.9%	(5.6)	101.5%	105.7%	(4.2)
EuroAsia	98.0	84.6	13.4	95.3	85.1	10.2
London Market	84.6	88.8	(4.2)	78.4	92.0	(13.6)
U.S. Insurance	90.5	80.9	9.6	88.7	84.5	4.2

Total	95.1%	93.6%	1.5	93.9%	95.3%	(1.4)